 As filed with the Securities and Exchange Commission on June 13, 1997

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 SRS LABS, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                         33-0714264
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

2909 Daimler Street, Santa Ana, California                 92705
(Address of principal executive offices)                (Zip Code)

                            ------------------------

                                 SRS LABS, INC.
                              AMENDED AND RESTATED
                          1996 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                            ------------------------

                                 Janet M. Biski
              Vice President, Chief Financial Officer and Secretary
                                 SRS Labs, Inc.
                               2909 Daimler Street
                           Santa Ana, California 92705
                     (Name and address of agent for service)

                                 (714) 442-1070
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                           John F. Della Grotta, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                                Seventeenth Floor
                              695 Town Center Drive
                        Costa Mesa, California 92626-1924
                                 (714) 668-6200

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          Proposed maximum    Proposed maximum
     Title of securities               Amount to be        offering price        aggregate            Amount of
       to be registered                 registered          per share(1)     offering price(1)    registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      1,000,000 shares(2)        $10.8125          $10,812,500            $3,277
====================================================================================================================

         (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on June 10, 1997 (a date within 5 business days prior to the date of filing this Registration Statement).

         (2) As presently constituted, plus such indeterminate number of shares as may become subject to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

     The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the SRS Labs, Inc. 1996 Long-Term Incentive Plan (the "1996 Incentive Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 1,000,000 to 2,000,000, which amendment, among other things, is reflected in the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "Amended and Restated 1996 Plan"), which is included as Exhibit 4.1 hereto. The Amended and Restated 1996 Plan supercedes the 1996 Incentive Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-18981) relating to the 1996 Incentive Plan are incorporated by reference into this Registration Statement.


                                     PART II

ITEM 8.       EXHIBITS.

                        4.1    SRS Labs, Inc. 1996 Amended and Restated
                               Long-Term Incentive Plan, previously filed as Appendix A to the Company's definitive Proxy
                               Statement dated April 30, 1997, filed with the U.S. Securities and Exchange Commission (the
                               "Commission") on April 30, 1997, which is incorporated herein by reference.

                        4.2    Certificate of Incorporation of SRS Labs, Inc., a
                               Delaware corporation, certified by the Delaware
                               Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form SB-2,
                               Registration No. 333-4974-LA (the "Registration
                               Statement"), which is incorporated herein by reference.

                        4.3 Bylaws of SRS Labs, Inc., a Delaware corporation, as currently in effect, previously filed with the Commission as Exhibit 3.2 to the Registration
                               Statement, which is incorporated herein by reference.

                        5.     Opinion (and consent) of Paul, Hastings, Janofsky
                               & Walker LLP regarding the legality of the securities being registered hereunder.

                       23.1    Consent of Paul, Hastings, Janofsky & Walker LLP
                               (set forth as part of Exhibit 5 above).

                       23.2 Consent of Deloitte & Touche LLP, independent auditors.

                       24.     Power of Attorney (set forth on page 2).

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 12th day of June, 1997.


                                  SRS LABS, INC.


                                  By:/s/ Thomas C.K. Yuen
                                     -------------------------------------------
                                       Thomas C.K. Yuen
                                       Chairman of the Board and Chief Executive
                                       Officer


                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C.K. Yuen, Stephen V. Sedmak and Janet M. Biski, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of SRS Labs, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

     Signature                                 Title                               Date
     ---------                                 -----                               ----
/s/ Thomas C.K. Yuen                Chairman of the Board and Chief            June 12, 1997
---------------------------         Executive Officer and a Director
Thomas C.K. Yuen                    (Principal Executive Officer)


/s/ Stephen V. Sedmak               President and Chief Operating              June 12, 1997
---------------------------         Officer and a Director
Stephen V. Sedmak

/s/ Janet M. Biski                  Vice President, Chief Financial            June 12, 1997
---------------------------         Officer and Secretary (Principal
Janet M. Biski                      Financial and Accounting Officer)


/s/ John AuYeung                    Director                                   June 12, 1997
---------------------------
John AuYeung

                                    Director
---------------------------
John Tu

/s/ Jeffrey I. Scheinrock           Director                                   June 12, 1997
---------------------------
Jeffrey I. Scheinrock

                                INDEX TO EXHIBITS



     Exhibit
      Number                              Description
      ------                              -----------
       4.1           SRS Labs, Inc. Amended and Restated 1996 Long-Term
                     Incentive Plan, previously filed as Appendix A to the
                     Company's definite Proxy Statement dated April 30, 1997,
                     filed with the U.S. Securities and Exchange Commission (the
                     "Commission") on April 30, 1997, which is incorporated
                     herein by reference.

       4.2 Certificate of Incorporation of SRS Labs, Inc., a Delaware corporation, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as
                     Exhibit 3.1 to the Company's Registration Statement on Form
                     SB-2, Registration No. 333-4974-LA (the "Registration
                     Statement"), which is incorporated herein by reference.

       4.3 Bylaws of SRS Labs, Inc., a Delaware corporation, as currently in effect, previously filed with the Commission as Exhibit 3.2 to the Registration Statement, which is incorporated herein by reference.

        5.           Opinion (and consent) of Paul, Hastings, Janofsky & Walker
                     LLP regarding the legality of the securities being registered hereunder.

       23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

       23.2          Consent of Deloitte & Touche LLP, independent auditors.

       24.           Power of Attorney (set forth on page 2).








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